As filed with the Securities and Exchange Commission on July 31, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CELGENE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2711928
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

86 Morris Avenue
Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Celgene Corporation 2008 Stock Incentive Plan
(formerly known as the Celgene Corporation 1998 Stock Incentive Plan)
(Full Title of the Plan)

Sol J. Barer	Copy to:
Chief Executive Officer Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901 (Name and Address of Agent for Service)	Robert A. Cantone, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036 (212) 969-3000
(908) 673-9000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount
Title Of Each Class Of Securities	Amount To Be	Offering Price	Aggregate	Of
To Be Registered	Registered(1)	Per Share	Offering Price	Registration Fee (2)
Common Stock, par value $0.01 per share	10,155,135	$72.38(2)	$735,028,671.30(3)	$28,886.63

(1)	This Registration Statement covers 10,155,135 additional shares of common stock, par value $0.01 per share, of Celgene Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2008 Stock Incentive Plan (formerly known as the Corporation’s 1998 Stock Incentive Plan) (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000 and March 20, 2001 (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296) and November 8, 2006 (Registration No. 333-138497) for the existing securities under the Plan.

(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on July 24, 2008, as reported on the Nasdaq Global Select Market.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5: OPINION OF PROSKAUER ROSE LLP
EX-23.1: CONSENT OF KPMG LLP

EXPLANATORY NOTE
     Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of each of the Registration Statements on Form S-8 (Registration Nos. 333-70083, 333-39716, 333-65908, 333-107980, 333-126296 and 333-138497) are incorporated herein by reference and made a part hereof.
     Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 10,155,135 shares of common stock, par value $0.01 per share, of Celgene Corporation, which may be awarded under the Celgene Corporation 2008 Stock Incentive Plan (formerly known as the Celgene Corporation 1998 Stock Incentive Plan) pursuant to an amendment and restatement of such plan authorized by the stockholders of the Registrant on June 18, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on January 4, 1999 (Registration No. 333-70083), June 20, 2000 (Registration No. 333-39716), March 20, 2001, Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296), and November 8, 2006 (Registration No. 333-138497) by Celgene Corporation, a Delaware corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:
(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 20, 2008;

(b)	the Corporation’s Quarterly Report for the fiscal quarter ended March 31, 2008, filed with the Commission on May 12, 2008;

(c)	the Corporation’s Quarterly Report for the fiscal quarter ended June 30, 2008, filed with the Commission on July 31, 2008;

(d)	the Current Reports on Form 8-K, filed with the Commission on January 3, 2008, January 24, 2008, January 28, 2008, February 8, 2008, February 21, 2008, March 6, 2008, March 7, 2008, April 21, 2008, May 22, 2008 and June 24, 2008; and

(e)	the description of the Company’s common stock contained in the Corporation’s Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 8. Exhibits.

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

10	Celgene Corporation 2008 Stock Incentive Plan (formerly known as the Celgene Corporation 1998 Stock Incentive Plan) (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 24, 2008)

Exhibit No.	Description

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney (included on signature page).*

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey on this 30th day of July, 2008.

CELGENE CORPORATION
By:	/s/ Sol J. Barer
Sol J. Barer
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sol J. Barer and Robert J. Hugin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sol J. Barer, Ph.D. Sol J. Barer, Ph.D.	Chairman of the Board; Chief Executive Officer (Principal Executive Officer)	July 30, 2008

/s/ Robert J. Hugin Robert J. Hugin	Director; President; Chief Operating Officer	July 30, 2008

/s/ David W. Gryska David W. Gryska	Chief Financial Officer	July 30, 2008

/s/ Michael D. Casey Michael D. Casey	Director	July 30, 2008

/s/ Rodman L. Drake Rodman L. Drake	Director	July 30, 2008
Director
Arthur Hull Hayes, Jr., M.D.

/s/ Gilla Kaplan, Ph.D. Gilla Kaplan, Ph.D.	Director	July 30, 2008

/s/ James J. Loughlin James J. Loughlin	Director	July 30, 2008

/s/ Ernest Mario Ernest Mario	Director	July 30, 2008

/s/ Walter L. Robb, Ph.D. Walter L. Robb, Ph.D.	Director	July 30, 2008

/s/ Andre Van Hoek Andre Van Hoek	Controller (Principal Accounting Officer)	July 30, 2008

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

10	Celgene Corporation 2008 Stock Incentive Plan (formerly known as the Celgene Corporation 1998 Stock Incentive Plan) (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 24, 2008)

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney (included on signature page).*

*	Filed herewith